UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)  At the annual meeting of stockholders (the “Annual Meeting”) of the Company held on May 16, 2018, stockholders (i) elected two Class II director nominees to the Company’s board of directors to serve three-year terms, (ii) approved, on an advisory basis, the compensation of the named executive officers and (iii) approved, on an advisory basis, Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. With respect to the advisory vote on the frequency of the advisory vote on the compensation of the named executive officers, three years received the affirmative vote of the holders of a plurality of shares entitled to vote and present at the Annual Meeting.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors.  Proposals 2, 3, and 4 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed on April 6, 2018 with the Securities and Exchange Commission.

A total of 3,213,541 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 76.03% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b)  The results of the voting are shown below.

Proposal 1—Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non-Votes
Matthew E. Likens	166,628	65,470	2,981,443
Jon W. Salveson	166,648	65,450	2,981,443

Proposal 2—Advisory Approval of the Compensation of the Named Executive Officers

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
127,949	93,063	11,086	2,981,443

Proposal 3—Advisory Approval of the Frequency of the Advisory Vote on Compensation of the Named Executive Officers

One Year	Two Years	Three Years	Votes Abstain
79,876	22,995	102,245	26,982

Proposal 4—Advisory Approval of Independent Registered Public Accounting Firm for 2018

Votes For	Votes Against	Votes Abstain
2,973,346	160,308	79,887

(d)  For Proposal 3, the Company’s board of directors recommended a vote every three years. While none of the frequencies received the affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting, three years received the affirmative vote of the holders of a plurality of the of shares entitled to vote and present at the Annual Meeting. In light of such result, the board of directors determined that the Company will include an advisory stockholder vote on executive compensation in its proxy materials every three years until the next required vote on such frequency is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer